As filed with the Securities and Exchange Commission on March 29, 2012

Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (No. 333-115729)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PONIARD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

300 Elliott Avenue West, Suite 530

Seattle, Washington 98119

(206) 281-7001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

91-1261311

(I.R.S. Employer Identification No.)

NEORX CORPORATION AMENDED AND RESTATED 2004

INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Anna Lewak Wight

Vice President, Legal

Poniard Pharmaceuticals, Inc.

300 Elliott Avenue West, Suite 530

Seattle, Washington 98119

(206) 281-7001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James Lisbakken

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-115729) of Poniard Pharmaceuticals, a Delaware corporation (the “Company”), pertaining to the registration of 3,000,000 shares of common stock of the Company, $0.02 par value (the “Company Common Stock”), under the Poniard Pharmaceuticals, Inc. Amended And Restated 2004 Incentive Compensation Plan (previously known as the NeoRx Corporation Amended And Restated 2004 Incentive Compensation Plan) and the registration of an indeterminate number of additional shares which may become deliverable as a result of future adjustments to prevent dilution, which was filed with the Securities and Exchange Commission on May 21, 2004 (the “Registration Statement”).

The Company has terminated all offerings of Company Common Stock pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Company Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Company Common Stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 29th day of March, 2012.

PONIARD PHARMACEUTICALS

By:	/S/ MICHAEL K. JACKSON
Michael K. Jackson Interim Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-3 has been signed by the following persons in the capacities indicated on this 29th day of March, 2012.

/S/ MICHAEL S. PERRY Michael S. Perry	President and Chief Medical Officer (Principal Executive Officer)

/S/ MICHAEL K. JACKSON Michael K. Jackson	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ ROBERT S. BASSO Robert S. Basso	Director

/S/ FRED B. CRAVES Fred B. Craves	Director

/S/ CARL S. GOLDFISCHER Carl S. Goldfischer	Director

/S/ ROBERT M. LITTAUER Robert M. Littauer	Director

/S/ RONALD A. MARTELL Ronald A. Martell	Director

/S/ DAVID R. STEVENS David R. Stevens	Director